UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2017
Date of Report (Date of earliest event reported)

HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street
Suite 1200
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.
On July 26, 2017, HCP, Inc. (the “Company”) announced the early tender results and pricing for its previously announced tender offer to purchase for cash up to an aggregate principal amount of $500,000,000 (the “Aggregate Maximum Tender Amount”) of its 5.375% senior notes due 2021 (the “Notes”). The tender offer is being made exclusively pursuant to an offer to purchase dated July 12, 2017, which set forth the terms and conditions of the tender offer.
In order to receive additional consideration for tendering early, holders of Notes must have validly tendered and not validly withdrawn their Notes prior to or at 5:00 p.m., Eastern Time, on July 25, 2017 (the “Early Tender Date”). At the Early Tender Date, holders had validly tendered and not validly withdrawn approximately $592,701,000 of the $1.2 billion aggregate principal amount outstanding of the Notes. Because the aggregate principal amount of the Notes tendered and not validly withdrawn would result in an aggregate principal amount that exceeds the Aggregate Maximum Tender Amount, the Company will not accept for purchase all Notes that have been tendered. Rather, the Company will accept the Notes for purchase on a prorated basis, using a proration rate of approximately 0.844012. The Company will accept for purchase the aggregate principal amount of the Notes tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment.
The tender offer will expire at 11:59 p.m., Eastern Time, on August 8, 2017, unless extended or earlier terminated.
Copies of the press releases announcing the early tender results and pricing, respectively, of the tender offer, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.  The following exhibits are being filed herewith:

No.	Description
99.1	Press Release Announcing Early Tender Results, dated July 26, 2017
99.2	Press Release Announcing Pricing, dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2017

HCP, Inc.

By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description
99.1	Press Release Announcing Early Tender Results, dated July 26, 2017
99.2	Press Release Announcing Pricing, dated July 26, 2017